CONTACT:  Tim Gallagher                                    FOR IMMEDIATE RELEASE
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                         CARNIVAL CORPORATION COMPLETES
                         CONVERTIBLE DEBENTURE OFFERING

         MIAMI (04/25/01) - Carnival Corporation (NYSE: CCL) today announced the completion of the previously announced private placement of $600 million aggregate principal amount of its 2 percent convertible senior debentures due 2021. This amount includes $100 million principal amount sold pursuant to an over-allotment option granted by the company. Proceeds will be used for general corporate purposes, including the repayment of short-term indebtedness.

         The debentures were issued in an offering exempt from registration under the Securities Act of 1933. The debentures have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

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NOTE: Statements in this press release relating to matters that are not historical facts are forward-looking statements. All forward-looking statements, including those which may impact the forecasting of Carnival Corporation's net revenue yields, involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performances or achievements of Carnival Corporation to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. Such factors include general economic and business conditions; increases in cruise industry capacity and competition; the ability of the company to implement its shipbuilding program and to continue to expand its business outside the North American market; incidents involving cruise ships; impact of pending or threatened litigation; changes in tax and other laws and regulations affecting Carnival and other factors which are described in further detail in Carnival's filings with the Securities and Exchange Commission.


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